Exhibit 107

CALCULATION OF FILING FEE TABLE

424H
(Form Type)

VERIZON ABS II LLC
(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Series 2022-5, Asset-Backed Notes	Other	$1,000,000,000	100%	$1,000,000,000	0.0000927	$92,700.00
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,000,000,000		$92,700.00
	Total Fees Previously Paid
	Total Fee Offsets							$92,700.00
	Net Fees Due							$0.00
(1) Estimated solely for purposes of calculating registration fee.
(2) Pursuant to rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Verizon ABS II LLC	424H	333-253034	January 12, 2022		$13,905.00	Asset-Backed Notes	Series 2022-3, Asset-Backed Notes	$150,000,000	$150,000,000
Fee Offset Claims	Verizon ABS II LLC	424H	333-253034	January 12, 2022		$64,890.00	Asset-Backed Notes	Series 2022-4, Asset-Backed Notes	$700,000,000	$700,000,000
Fee Offset Claims	Verizon ABS II LLC	424H	333-253034	May 16, 2022		$13,905.00	Asset-Backed Notes	Series 2022-5, Asset-Backed Notes	$150,000,000	$150,000,000
Fee Offset Sources	Verizon ABS II LLC	424H	333-253034		January 12, 2022						$13,905.00
Fee Offset Sources	Verizon ABS II LLC	424H	333-253034		January 12, 2022						$64,890.00
Fee Offset Sources	Verizon ABS II LLC	424H	333-253034		May 16, 2022						$13,905.00

(3) Verizon ABS II LLC has completed each offering related to the unsold securities for which (i) aggregate filing fees of $78,795 were previously paid on January 12, 2022 and (ii) filing fees of $13,905 were previously paid on May 16, 2022.